Exhibit 10.16

20 February, 2007	CONFIDENTIAL	LEC-DMA-00137-V3.0
This Design Migration Agreement (“Agreement”) is made the 01 day of May 2007 between
ARM LIMITED whose registered office is situated at 110 Fulbourn Road , Cambridge, CBI 9NJ, United Kingdom (“ARM”);
and
MAGNACHIP SEMICONDUCTOR, LTD. whose principal place of bussiness is situated at c/o 891 Daechi-dong, Gangnam-gu, Seoul 135-738, Korea (“Customer”).
THE PARTIES HEREBY AGREE AS FOLLOWS;
1.	Definitions

“Active Project” means a project described in a Project Statement for which any fees as set out in the Fees Statement remain unpaid.

“ARM Services” means the services to be provided by ARM to Customer and described in Section 1 of each Statement of Work, subject to any change thereto effected by Change Order.

“ARM Deliverables” means the items identified in Section 2 of each Statement of Work, subject to any change thereto effected by Change Order.

“ARM Delivery Schedule” means the forecast dates for the performance of the ARM Services for and delivery of the ARM Deliverables to, Customer and set out respectively in Section 1 and Section 2 of each Statement of Work, subject to any change thereto effected by Change Order.

“Assumptions” means the assumptions made by ARM and circumstances contemplated by the parties in respect of each project as at the Effective Date (defined in each Project Statement) as set out in Section 5 of each Project Statement.

“Change Order” means a document signed by both parties recording any changes to any Project Statement from time to time that have been mutually agreed by the parties.

“Confidential Information” means; (i) ARM Deliverables (including any translation, modification, compilation, abridgement or other form in which the ARM Deliverables have been recast, transformed or adapted) and any trade secrets relating to the ARM Deliverables; (ii) any information designated in writing by either party, by appropriate legend, as confidential; (iii) any information which if first disclosed orally is identified as confidential at the time of disclosure and is thereafter reduced to writing for confirmation and sent to the other party within thirty (30) days after its oral disclosure and designated, by appropriate legend as confidential; and (iv) the terms and conditions of this Agreement

“Customer Deliverables” means the items identified in Section 3 of each Statement of Work, subject to any change thereto effected by Change Order.

“Customer Delivery Schedule” means the dates for delivery of the Customer Deliverables to ARM and set out in Section 3 of each Statement of Work, subject to any change thereto effected by Change Order.

“Design Rules” means the process design rules specified by Customer and identified in Section 4 of each Statement of Work.

“Fees Statement” means the statement (Schedule 2 of each Project Statement) setting out the amount of or basis for charging fees due to ARM for the performance of the ARM Services and delivery of the ARM Deliverables to Customer for each Project Statement together with the dates upon which such fees shall be due, subject to any change thereto effected by Change Order.

“Intellectual Property” means any patents, patent rights, trade marks, service marks, registered designs, topography or semiconductor mask work rights, applications for any of the foregoing, unregistered design

NM/CL	1	ARM/Magnachip Semiconductor Ltd.

[*****]	-	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

20 February, 2007	CONFIDENTIAL	LEC-DMA-00137-V3.0
rights, copyright and any other similar protected rights in any country to the extent recognised by any relevant jurisdiction as intellectual property, trade secrets, know-how and Confidential Information.

“Prefab Characterisation Conditions” means the prefabrication characterisation conditions specified by Customer and identified in Section 4 of each Statement of Work.

“Project Statement” means a statement (Annexed hereto) signed by both parties and referencing this Agreement comprising a Statement of Work and Fees Statement, subject to any change thereto effected by Change Order.

“Statement of Work” means the statement (Schedule 1 of each Project Statement) detailing each separate project undertaken by ARM for Customer from time to time under the terms and conditions of this Agreement and including a description of the ARM Services, the ARM Deliverables, the ARM Delivery Schedule, a description of the Customer Deliverables and the Customer Delivery Schedule, subject to any change thereto effected by Change Order.

“Subsidiary” means any company the majority of whose voting shares is now or hereafter owned or controlled, directly or indirectly, by a party hereto. A company shall be a Subsidiary only so long as such control exists.

“TLA” means the technology license agreement identified on page one (1) of each Project Statement.

2.	Provision of ARM Services

2.1	ARM shall perform the ARM Services for Customer in accordance with the terms and conditions of this Agreement.

2.2	ARM shall perform the ARM Services utilising such resources, employees and subcontractors as ARM in its sole discretion deems appropriate.

2.3	ARM shall use commercially reasonable efforts to perform the ARM Services in accordance with the ARM Delivery Schedule.

3.	ARM Deliverables

Change Control

3.1	Either party may request an amendment to a Project Statement by Change Order.

3.2	Customer may request a Change Order by submitting a request for a Change Order (“Change Order Request”) to ARM. A Change Order Request may be oral or in writing and shall not require any formality. Any request from Customer which ARM reasonably believes will affect the terms of a Project Statement may be deemed by ARM to be a Change Order Request ARM shall review any Change Order Request in good faith and report to Customer in writing in the form of a draft Change Order; (i) whether such change is technically feasible and if technically feasible; (ii) the reasonable impact on the ARM Delivery Schedule and Customer Delivery Schedule; and (iii) any necessary revision to the ARM Services, ARM Deliverables, Customer Deliverables and Fees Statement, as appropriate. ARM shall be under no obligation to accept the terms of any Change Order Request and Customer shall be under no obligation to accept the terms of any draft Change Order. If the terms of a Change Order Request are agreed by ARM and the terms of a respective draft Change Order are agreed by Customer the draft Change Order shall be signed by both parties. Customer shall bear all costs and expenses associated with any variation requested by Customer to any Project Statement including the cost of any feasibility study connected with the analysis of such variation. ARM shall be entitled to continue performing the ARM Services in accordance with the relevant Project Statement until the parties have agreed the terms of any Change Order

NM/CL	2	ARM/Magnachip Semiconductor Ltd.

20 February, 2007	CONFIDENTIAL	LEC-DMA-00137-V3.0
3.3	ARM may request a Change Order in response to a Change Order Request by Customer by submitting a draft Change Order to Customer. Within ten (10) working days of receiving a draft Change Order from ARM, Customer shall review the draft Change Order in good faith and report to ARM in writing whether the terms of such draft Change Order are acceptable. Customer shall be under no obligation to accept the terms of any draft Change Order. If the terms of a draft Change Order are accepted by Customer the draft Change Order shall be signed by both parties. If no report on the draft Change Order is received by ARM from Customer within ten (10) working days of receipt of the Change Order by Customer then ARM may deem the terms of such draft Change Order to have been agreed by Customer.

3.4	Any Change Order shall be attached to the Project Statement. After execution of a Change Order by both parties the amendments detailed therein shall be incorporated into the Project Statement and Fees Statement as appropriate and shall form part of this Agreement

Delivery

3.5	Subject to the prior execution of the TLA by ARM and Customer, ARM shall use commercially reasonable efforts to deliver the ARM Deliverables to Customer in accordance with the ARM Delivery Schedule. ARM shall have no obligation to deliver the ARM Deliverables to Customer prior to execution of the TLA by ARM and Customer.

4	ARM Services; Limited Warranty and Limitation of Liability

4.1	ARM shall use reasonable skill and care in performing the ARM Services for Customer.

4.2	Customer acknowledges that changes to any of the Design Rules, Prefab Characterisation Conditions or Assumptions may affect the ability of ARM to perform the ARM Services in accordance with the ARM Delivery Schedule and in such event the parties shall work together in good faith to minimize the impact of the change. Any change to the Project Statement resulting from any changes to any of the Design Rules, Prefab Characterization Conditions or Assumptions shall be managed by Change Order in accordance with the provisions of Clause 3. ARM shall have no liability for any delays or increased costs in the provision of the ARM Services which result directly from changes to any of the Design Rules, Prefab Characterization Conditions or Assumptions.

5.	ARM Deliverables and Limitation of Liability

5.1	Customer acknowledges that changes to any of the Design Rules, Prefab Characterisation Conditions or Assumptions set out by the parties in the relevant Statement of Work may affect the ability of ARM to deliver the ARM Deliverables in accordance with the ARM Delivery Schedule and in such event the parties shall work together in good faith to minimize the impact of the change. Any change to the Project Statement resulting from any changes to any of the Design Rules, Prefab Characterization Conditions or Assumptions shall be managed by Change Order in accordance with the provisions of Clause 3. ARM shall have no liability for any delays or increased costs in the delivery of the ARM Deliverables which result directly from changes to any of the Design Rules, Prefab Characterization Conditions or Assumptions.

6.	Customer Deliverables

6.1	Customer shall provide ARM with all necessary accurate information and support and co-operation that may be reasonably required to enable ARM to perform the ARM Services for and deliver the ARM Deliverables to Customer in accordance with the ARM Delivery Schedule.

6.2	Customer shall use commercially reasonable efforts to deliver the Customer Deliverables to ARM in accordance with the Customer Delivery Schedule.

NM/CL	3	ARM/Magnachip Semiconductor Ltd.

20 February, 2007	CONFIDENTIAL	LEC-DMA-00137-V3.0
6.3	ARM shall test each Customer Deliverable within ten (10) days of its receipt from Customer, and upon completion of the testing shall report to Customer, in writing, within two (2) working days whether or not the Customer Deliverable is accepted by ARM. If ARM believes that any Customer Deliverable is not acceptable, ARM shall provide Customer with details of why the deliverable is not acceptable and Customer shall use reasonable commercial efforts to modify the Customer Deliverable so that it is acceptable to ARM.

6.4	If Customer fails; (i) to deliver, in accordance with the Customer Delivery Schedule, Customer Deliverables which are accepted by ARM in accordance with the provisions of Clause 6.3; or (ii) to provide ARM with all necessary, accurate information, support and co-operation that may be reasonably required to enable ARM to provide the ARM Services for and delivery of the ARM Deliverables to Customer in accordance with the ARM Delivery Schedule and such failure prevents ARM from meeting any of its obligations under Clauses 2.3 and 3.5, ARM shall be permitted to extend any relevant dependent dates in the ARM Delivery Schedule by Change Order for such period as is reasonable. If ARM’s cost of providing the ARM Services to Customer is increased as a result of a failure by the Customer; (i) to deliver, in accordance with the Customer Delivery Schedule, Customer Deliverables which are accepted by ARM in accordance with the provisions of Clause 6.3; or (ii) to provide ARM with all necessary, accurate information, support and co-operation that may reasonably be required to enable ARM to provide the ARM Services for and delivery of the ARM Deliverables to Customer in accordance with the ARM Delivery Schedule, then the Customer shall pay such increased costs reasonably incurred on a time and materials basis at ARM’S then prevailing consulting rate. Such increased costs reasonably incurred may include the cost of time during which ARM resources are under utilised as a direct result of the Customers failure to deliver, in accordance with the Customer Delivery Schedule, any Customer Deliverable which is accepted by ARM in accordance with the provisions of Clause 6.3. Any such change in the cost of providing the ARM Services to Customer shall be managed by Change Order in accordance with the provisions of Clause 3.3 except that provided the terms of the Change Order are reasonable Customer shall have no right to reject such Change Order.

7.	Fees, Taxes and Payment

7.1	In consideration of ARM performing the ARM Services for and delivering the ARM Deliverables to Customer pursuant to each Statement of Work, fees shall be due to ARM from Customer in accordance with the Fees Statement.

7.2	Unless otherwise agreed in writing by the parties Customer shall pay ARM all prior approved reasonable traveling, accommodation and subsistence expenses reasonably incurred by ARM when necessarily visiting Customer’s premises or the premises of any third party in the performance of the ARM Services.

7.3	All sums stated under the Fees Statement do not include taxes. All applicable taxes shall be payable by Customer in accordance with relevant legislation in force at the relevant tax point. Any income or other tax which Customer is required by law to pay or withhold on behalf of ARM with respect to any fees payable to ARM under this Agreement may be deducted from the amount of such fees otherwise due, provided, however, that in regard to any such deduction, Customer shall give to ARM such assistance as may be necessary to enable or assist ARM to claim exemption therefore, or credit therefore, and shall upon request furnish to ARM such certificates and other evidence of deduction and payment thereof as ARM may properly require.

7.4	Customer shall pay all fees due to ARM under the terms of this Agreement within thirty (30) days of receipt of ARM’s invoice therefor (“Due Date”).

7.5	If any sum under this Agreement is not paid by the Due Date (as defined in Clause 7.4), then (without prejudice to ARM’s other rights and remedies in addition to the invoice amount) ARM reserves the right to charge interest on such sum on a day to day basis (as well after as before any judgment) from the Due Date to the date of payment at the rate of five (5%) per cent per annum above the base rate of National Westminster Bank PLC from time to time in force.

7.6	If Customer fails to pay any sum due to ARM under this Agreement in accordance with the Fees Statement and the provisions of this Clause 7, ARM shall, upon giving at least seven (7) days notice in writing to

NM/CL	4	ARM/Magnachip Semiconductor Ltd.

20 February, 2007	CONFIDENTIAL	LEC-DMA-00137-V3.0
Customer, be entitled to stop providing the ARM Services and withhold delivery of any ARM Deliverable until such payment is made. If ARM has stopped providing the ARM Services to Customer in accordance with this Clause 7.6, then ARM shall have no obligation to resume the performance of the ARM Services until Customer pays to ARM, in addition to any sums properly due but not paid, a fee equal to [*****] of the total fees due to ARM in accordance with the relevant Fees Schedule.

7.7	All sums properly due to ARM under this Agreement shall be paid in full and Customer shall not be entitled to assert against ARM any credit, set-off or counterclaim arising under any Project Statement in order to justify withholding payment of any sum properly due under any other Project Statement. Obligations under each Project Statement shall be construed as divisible from obligations under any other Project Statement for the purposes of interpreting this Clause 7.7.

8	Confidentiality

8.1	Subject to the provisions of Clause 8.2, the confidentiality provisions set out in the TLA shall apply (prior to the execution of the TLA as well as after) to Confidential Information disclosed between the parties under this Agreement.

8.2	ARM is hereby authorised to disclose the Customer’s Confidential Information to third party subcontractors or consultants to the extent necessary for the performance by the sub-contractor or consultant (including without limitation any supplier of tools or equipment used in ARM’s design flow) of any of the work under any Statement of Work that is assigned to it provided always that any such subcontractor or consultant is bound by provisions of confidentiality no less stringent than those provided by this Clause 8.

8.3	ARM shall be permitted to disclose Customer Confidential Information to Subsidiaries of ARM subject to the same terms and conditions of confidentiality as are set out in this Agreement

9.	Intellectual Property Ownership and Licensing
ARM Deliverables
9.1	The ARM Deliverables shall be deemed to be derived from the ARM Technology (as defined in the TLA) under Customer’s have designed rights granted in Clause 2.2 of the TLA and the terms of the TLA shall apply to such ARM Deliverables accordingly.
Customer Deliverables
9.2	Unless otherwise agreed in writing between the parties, all right, title and interest in the Customer Deliverables and any Intellectual Property embodied therein shall vest in and be owned by Customer.
9.3	Customer hereby grants to ARM, a royalty free, non-exclusive, non-transferable, worldwide, license (or sublicense as appropriate) to use, copy and modify the Customer Deliverables and sublicense the rights to use, copy and modify the Customer Deliverables solely to ARM’s subcontractors and solely for the purpose of creating the ARM Deliverables pursuant to the terms of this Agreement.
9.4	Except as specifically licensed in accordance with Clause 9.3, ARM acquires no right, title or interest in the Customer Deliverables or the Intellectual Property embodied therein. In no event shall the licenses granted under Clause 9.3 of this Agreement be construed as granting to ARM, expressly or by implication, estoppel or otherwise, a license to use any Customer or third party technology other than the Customer Deliverables.
9.5	ARM shall not remove or obscure any notice incorporated into the Customer Deliverables by Customer to protect any Intellectual Property of Customer.

NM/CL	5	ARM/Magnachip Semiconductor Ltd.

[*****]	-	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

20 February, 2007	CONFIDENTIAL	LEC-DMA-00137-V3.0
10.	Intellectual Property Warranties and Indemnities

10.1	Subject to the provisions of Clause 10.2, the intellectual property warranties and indemnities set out in the TLA shall apply to the ARM Deliverables.

10.2	ARM shall have no liability for any infringement arising from the use or incorporation into the ARM Deliverables, of any Customer Deliverables, if such infringement would not have occurred but for such use or incorporation.
11.	Limitation of Liability

11.1	EXCEPT IN RESPECT OF ANY BREACH OF THE PROVISIONS OF CLAUSE 8 (CONFIDENTIALITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHETHER SUCH DAMAGES ARE ALLEGED AS A RESULT OF TORTIOUS CONDUCT OR BREACH OF CONTRACT OR OTHERWISE EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH DAMAGES SHALL INCLUDE BUT SHALL NOT BE LIMITED TO THE COST OF REMOVAL AND REINSTALLATION OF GOODS, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OR USE OF DATA, INTERRUPTION OF BUSINESS OR OTHER ECONOMIC LOSS.

11.2	EXCEPT IN RESPECT OF ANY CLAIM UNDER THE INTELLECTUAL PROPERTY INDEMNITY FOR WHICH THE LIMITATION OF LIABILITY SET OUT IN THE TLA SHALL APPLY, THE MAXIMUM LIABILITY OF ARM TO CUSTOMER IN AGGREGATE FOR ALL CLAIMS MADE AGAINST ARM IN CONTRACT TORT OR OTHERWISE UNDER OR IN CONNECTION WITH THE SUBJECT MATTER OF EACH PROJECT STATEMENT UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL OF SUMS PAID BY CUSTOMER TO ARM IN RESPECT OF SUCH PROJECT STATEMENT.

11.3	NOTHING IN THIS CLAUSE 11 SHALL OPERATE TO EXCLUDE LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM EITHER PARTY’S NEGLIGENCE.

12.	Termination

12.1	Customer may terminate any Active Project upon giving at least thirty (30) days prior written notice of its intention to do so to ARM.

12.2	Without prejudice to any other right or remedy which may be available to it either party shall be entitled summarily to terminate any or all Active Projects by giving written notice to the other party if;
(i)	the other party has committed a material breach of any of its obligations under this Agreement which is not capable of remedy;

(ii)	the other party has committed a material breach of any of its obligations under this Agreement which is capable of remedy but which has not been remedied within a period of fifteen (15) working days following receipt of written notice from the party seeing remedy to do so;

(iii)	the other party makes any voluntary arrangement with its creditors or becomes subject to an administration order; or

(iv)	the other party has an order made against it, or passes a resolution, for its winding-up (except for the purpose of bona fide solvent amalgamation or reconstruction) or has an encumbrancer take possession or has a receiver or similar officer appointed over a material part of its property or assets.

NM/CL	6	ARM/Magnachip Semiconductor Ltd.

20 February, 2007	CONFIDENTIAL	LEC-DMA-00137-V3.0
13.	Effect of Termination

13.1	Upon termination of this Agreement in respect of an Active Project, by Customer for convenience in accordance with the provisions of Clause 12.1, without prejudice to any other right or remedy which may be available to either party;
(i)	the licences granted to Customer hereunder and related to the terminated Active Project shall cease;

(ii)	the rights granted to ARM hereunder and related to the terminated Active Project shall cease;

(iii)	Customer shall immediately return to ARM the ARM Deliverables and all ARM Confidential Information related to the ARM Deliverables identified in the Statement of Work for the terminated Active Project, including any copies and modified versions thereof in Customer’s possession;

(iv)	ARM shall immediately return to Customer or delete from ARM’s system, all Customer Deliverables and Customer Confidential Information related to Customer Deliverables identified in the Statement of Work for the terminated Active Project, including any copies and modified versions thereof; and

(v)	Customer shall pay, to ARM, within thirty (30) days of receipt of an invoice therefor;
(a)	any sums due to ARM by Customer, but not invoiced at the date of termination, for any completed milestones as set out in the Fees Statement for the terminated Active Project;

(b)	an amount representing the actual work performed, as at the date of termination, by ARM (calculated at ARM’s then prevailing consulting rate) towards completion of the next open milestone as set out in the Fees Statement for the terminated Active Project; and

(c)	a termination fee of five percent (5%) of the total fees (excluding any royalties) that would have been due under the Fees Statement for the terminated Active Project had it not been terminated in accordance with the provisions of Clause 12.1, provided that the aggregate of any sums payable to ARM by Customer in accordance with the provisions of Clauses 13.1(v)(a), 13.1(v)(b) and 13.1(iv)(c) shall not exceed the fees set out in the Fees Statement for the terminated Active Project.
13.2	Upon termination of an Active Project by Customer under the provisions of Clause 12.2, without prejudice to any other right or remedy which may be available to either party;
(i)	the licences granted to Customer hereunder and related to the terminated Active Project shall survive;

(ii)	the rights granted to ARM hereunder and related to the terminated Active Project shall cease;

(iii)	ARM shall immediately return to Customer or delete from ARM’s system, all Customer Deliverables and Customer Confidential Information related to Customer Deliverables identified in the Statement of Work for the terminated Active Project, including any copies and modified versions thereof; and

(iv)	Customer shall pay, to ARM, within thirty (30) days of receipt of an invoice therefor,
(a)	any sums due to ARM by Customer, but not invoiced at the date of termination, for any completed milestones as set out in the Fees Statement for the terminated Active Project; and

NM/CL	7	ARM/Magnachip Semiconductor Ltd.

20 February, 2007	CONFIDENTIAL	LEC-DMA-00137-V3.0
(b)	an amount representing the actual work performed, as at the date of termination, by ARM (calculated at ARM’s then prevailing consulting rate) towards completion of the next open milestone as set out in the Fees Statement for the terminated Active Project;
provided that the aggregate of any sums payable to ARM by Customer in accordance with the provisions of Clauses 13.2(iv)(a) and 13.2(iv)(b) shall not exceed the aggregate of fees set out in the Fees Statement for the terminated Active Project.
13.3	Upon termination of an Active Project by ARM under the provisions of Clause 12.2, without prejudice to any other right or remedy which may be available to either party;
(i)	the licences granted to Customer hereunder and related to the terminated Active Project shall cease;

(ii)	the rights granted to ARM hereunder and related to the terminated Active Project shall cease;

(iii)	Customer shall immediately return to ARM the ARM Deliverables and all ARM Confidential Information related to the ARM Deliverables identified in the Statement of Work for the terminated Active Project, including any copies and modified versions thereof in Customer’s possession;

(iv)	ARM shall immediately return to Customer or delete from ARM’s system, all Customer Deliverables and Customer Confidential Information related to Customer Deliverables identified in the Statement of Work for the terminated Active Project, including any copies and modified versions thereof; and

(v)	Customer shall pay, to ARM, within thirty (30) days of receipt of an invoice therefor;
(a)	any sums due to ARM by Customer, but not invoiced at the date of termination, for any completed milestones as set out in the Fees Statement for the terminated Active Project; and

(b)	an amount representing the actual work performed, as at the date of termination, by ARM (calculated at ARM’s then prevailing consulting rate) towards completion of the next open milestone as set out in the Fees Statement for the terminated Active Project;
provided that the aggregate of any sums payable to ARM by Customer in accordance with the provisions of Clauses 13.3(v)(a) and 13.3(v)(b) shall not exceed the aggregate of fees set out in the Fees Statement for the terminated Active Project.
13.4	The provisions of Clauses 1, 7 (to the extent that any payment has accrued and is outstanding), 8, 11, 13 and 14 shall survive termination of the Agreement.
14. General

Notices	All notices which are required to be given hereunder shall be in writing (which may include electronic mail) and shall be sent to the address of the recipient set out in the Agreement or such other address as the recipient may designate by notice given in accordance with the provisions of this Clause. Any such notice may be delivered personally, by commercial overnight courier or facsimile transmission which shall be followed by a hard copy and shall be deemed to have been served if by hand when delivered, if by commercial overnight courier 48 hours after deposit with such courier and if by facsimile transmission when dispatched.

Assignment	Except as expressly provided elsewhere in this Agreement, neither party may assign or otherwise transfer this Agreement or any of their rights and

NM/CL	8	ARM/Magnachip Semiconductor Ltd.

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obligations hereunder whether in whole or in part without the prior, written, consent of the other.

Non-association	ARM and Customer are independent parties. Neither party or their employees, consultants, contractors or agents, are agents, employees or joint ventures of the other party nor do they have the authority to bind the other party by contract or otherwise to any obligation. Neither party will represent to the contrary, either expressly, implicitly, by appearance or otherwise.

Waiver	Failure or delay by either party to enforce any provision of this Agreement shall not be deemed a waiver of the right to enforce, in the future, that or any other provision of this Agreement.

Force Majeure	ARM shall not be liable to Customer for any delay in or failure to perform its obligations as a result of any failure by a supplier to deliver a relevant deliverable to ARM on time. If such delay continues for a period of more than thirty (30) days, then either party shall be entitled to terminate this Agreement by written notice to the other party.

Neither party shall be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, third party industrial disputes and governments actions, which are beyond its reasonable control; provided that the delayed party: (i) gives the other party written notice of such cause promptly, and in any event within fourteen (14) days of discovery thereof; and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed party’s time for performance or cure under this Clause shall be extended for a period equal to the duration of the cause.

Severance	The provisions contained in each clause and sub-clause of this Agreement shall be enforceable independently of each of the others and if any provision of this Agreement is or becomes invalid, illegal or deemed unenforceable for any reason by any court or administrative body of competent jurisdiction it shall not affect the legality, validity or enforceability of any other provisions of this Agreement. If any of these provisions is so held to be illegal, invalid or unenforceable but would be legal, valid or enforceable if some part of the provision were deleted, the provision in question will apply with such modification as may be necessary to make it legal, valid or enforceable.

Entire Agreement	This Agreement, including all Project Statements, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding the subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly Authorized representative of both parties

Export	The ARM Deliverables provided under this Agreement are subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply fully with all laws and regulations of the United States and other countries (“Export Laws”) to assure that neither the ARM Deliverables, nor any direct products thereof are; (i) exported, directly or indirectly, in violation of Export Laws, either to any countries that are subject to U.S export restrictions or to any end user who has been prohibited from participating in the U.S. export transactions by any federal agency of the U.S. government; or (ii) intended to be used for any purpose prohibited by Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

NM/CL	9	ARM/Magnachip Semiconductor Ltd.

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Any ARM Deliverables provided to the US Government pursuant to solicitations issued on or after December 1st 1995 is provided with the rights and restrictions described elsewhere herein. Any ARM Deliverables provided to the US Government pursuant to solicitations issued prior to December 1st 1995 is provided with “Restricted Rights” as provided for in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable. Customer shall be responsible for ensuring that the ARM Deliverables is marked with the “Restrictive Rights Notice” or “Restrictive Rights Legend”, as required.

Incorporation	Each Project Statement generated from time to time and referencing this Agreement shall be incorporated into and form part of this Agreement.

Precedence	Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any of the provisions contained in a Project Statement conflict or are inconsistent with any of the provisions of any of Clauses 1 to 14 of this Agreement inclusive, then to the extent that the provisions contained in such Project Statement are inconsistent with any of the provisions of any of Clauses 1 to 14 of this Agreement inclusive and solely for the purposes of interpretation of this Agreement with respect to such Project Statement, the provisions contained in such Project Statement shall prevail over and shall supersede the conflicting or inconsistent provisions in Clauses 1 to 14 of this Agreement inclusive.

Notwithstanding anything to the contrary contained elsewhere in this Agreement or any Project Statement, if any of the provisions contained in the TLA conflict or are inconsistent with any of the provisions of any of Clauses 1 to 14 of this Agreement inclusive, then to the extent that the provisions contained in the TLA are inconsistent with any of the provisions of any of Clauses 1 to 14 of this Agreement inclusive, the provisions contained in the TLA shall prevail over and shall supersede the conflicting or inconsistent provisions in Clauses 1 to 14 of this Agreement inclusive.

English Law	The validity, construction and performance of this Agreement shall be governed by English Law.
IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their duly authorized representative

ARM LIMITED		CUSTOMER

BY	/s/Graham Budd	BY	/s/ Robert Krakauer
	NAME: Graham Budd		NAME: Robert Krakauer
	TITLE: EVP and General Manage Processors Division		TITLE: President

NM/CL	10	ARM/Magnachip Semiconductor Ltd.